                                Letter Agreement                   EXHIBIT 5A.1





                                              ________, 1997

Horace Mann Investors, Inc.
One Horace Mann Plaza
Springfield, Illinois 62715-0001


     This Letter Agreement is made as of this ____ day of ______ 1997 between HORACE MANN MUTUAL FUNDS, a Delaware business trust (the "Company"), and HORACE MANN INVESTORS, INC., a Delaware corporation (the "Manager").

     WHEREAS, the Company and the Manager entered into a Management Agreement dated __________ __, 1997 (the "Management Agreement") under which the Company agreed to retain the Manager to render investment advisory and management services to the portfolios of the Company known as Small Cap Growth Fund, International Equity Fund and Socially Responsible Fund (the "Initial Funds") together with any other Company portfolios that may be established later and served by the Manager under the Management Agreement (collectively, the "Funds" and individually, a "Fund");

     WHEREAS, pursuant to Paragraph 1(B) of the Management Agreement, the Company hereby notifies the Manager of its desire to retain the Manager to provide management and administrative services for four additional portfolios of the Company known as Growth Fund, Income Fund, Balanced Fund and Short-Term Investment Fund (the "New Portfolios"); and

     WHEREAS, by signing this Letter Agreement below, Manager agrees to render such services whereupon the New Portfolios shall become Funds under the Management Agreement;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.   The Company hereby appoints the Manager as manager of the New Portfolios for the terms set forth in the Management Agreement and the Manager hereby accepts
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     such appointment and agrees to perform the services and duties set forth in the Management Agreement on the terms set forth therein, except as otherwise provided in this Letter Agreement.

2. This Letter Agreement shall become effective as of the date first above written and, unless sooner terminated as provided in Paragraph 12 of the Management Agreement, shall continue until __________ __, 1999. Thereafter, this Letter Agreement will be extended with respect to a particular New Portfolio for successive one-year periods ending on __________ ___ of each year, subject to the provisions of Paragraph 12 of the Management Agreement.

3. For the services provided and the expenses assumed pursuant to this Letter Agreement, the Company shall pay the Manager a fee, computed daily and payable monthly, at the annual rate as set forth in the attached fee schedule based on the average daily net assets of each New Portfolio, unless otherwise noted.

4. All the other terms and conditions of the Management Agreement shall remain in full effect.

5. This Letter Agreement and the attached fee schedule are hereby incorporated into the Management Agreement by reference thereto and made a part thereof. In case of a conflict between the terms of this Letter Agreement and the terms of the Management Agreement, the Management Agreement is controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


          HORACE MANN MUTUAL FUNDS


          By: ______________________________________
          (name)____________________________________
          (title) __________________________________


Attest:  _________________________________
         (name) __________________________
         (title)__________________________



          HORACE MANN INVESTORS, INC.
          By: ______________________________________
          (name) ___________________________________
          (title) __________________________________


Attest:  _________________________________
         (name) __________________________
         (title) _________________________
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                                 FEE SCHEDULE


As compensation for its services, the Growth Fund, Income Fund, Balanced Fund and Short-Term Investment Fund each pay Investors a two-part advisory fee at the end of each month.

Part 1:
Under part one, each Fund's fee is accrued daily and is calculated on a pro rata basis by applying the following annual percentage rates to the aggregate of all four Funds' daily net assets for the respective month:

                              Net Assets               Rate
                              ----------               ----

Growth Fund
Income Fund                   On initial $100 million  .250%
Balanced Fund                 Over $100 million        .200%
Short-Term Investment Fund

Part 2:
Under part two, each Fund's advisory fee is accrued daily and is calculated by applying the following annual percentage rates to the average daily net assets of each Fund for the respective month:



                                            Net Assets                  Rate
                                            ----------                  ----


          Growth Fund                   On initial $100 million         .400%

                                        On next $100 million            .300%

                                        Over $200 million               .250%



          Balanced Fund                 On initial $100 million         .325%

                                        On next $100 million            .275%

                                        On next $300 million            .225%

                                        Over $500 million               .200%



          Income Fund                   On initial $100 million         .250%

                                        On next $100 million            .200%

                                        Over $200 million               .150%



          Short-Term Investment Fund    On initial $100 million         .125%

                                        On next $100 million            .100%

                                        Over $200 million               .075%
